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                                                                  Exhibit (g)(2)

                                  AMENDMENT TO
                               CUSTODIAN AGREEMENT

        This Amendment to Custodian Agreement ("Amendment") is made as of November 1, 2002, between AMERICAN INDEPENDENCE FUNDS TRUST (the "Trust"), a Delaware business trust, having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and INTRUST Bank, N.A. ("INTRUST" or "Custodian"), a national banking association, having its principal place of business at 105 North Main Street, Wichita, Kansas 67202.

        WHEREAS, INTRUST FUNDS TRUST and INTRUST Bank, N. A. entered into a Custodian Agreement dated as of January 26, 1996 (the "Agreement"), pertaining to each series portfolio of the Trust other than the series of the Trust known and designated as the NestEgg Funds;

        WHEREAS, the name INTRUST Funds Trust was subsequently changed and the INTRUST Funds Trust is now known as the American Independence Funds Trust;

        WHEREAS, the Trust and INTRUST wish to amend the Agreement to provide that the NestEgg Funds will be covered under the Agreement, and to provide the terms under which the Agreement will apply to the NestEgg Funds.

        NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

        1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

        2. As of November 1, 2002, the first paragraph of Section I. of the Agreement is amended as follows:

        I. DEFINITIONS AND EMPLOYMENT OF INTRUST AS CUSTODIAN AND PROPERTY TO BE HELD BY IT. The Trust is an open-ended investment company organized under the General Laws of the State of Delaware. For all purposes of this Agreement, a "Portfolio" shall mean a separate portfolio of assets of the Trust. The current Portfolios are the American Independence Stock Fund, American Independence International Multi-Manager Stock Fund, American Independence UltraShort Bond Fund, American Independence Intermediate Bond Fund, American Independence Money Market Fund, American Independence Kansas Tax-Exempt Bond Fund, NestEgg Capital Preservation Fund, NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund and NestEgg 2040 Fund. For the purposes of this Agreement, the term "Portfolio Shares" shall be deemed to refer to the shares of beneficial interest which are offered for each Portfolio, and the term "Adviser" shall be deemed to refer to the investment adviser of the Trust. The Trust hereby employs INTRUST as custodian of the assets of each Portfolio. In the event the Trust establishes one or more portfolios other than the Portfolios with respect to which the Trust decides to retain the Custodian to act as


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        custodian hereunder, the Trust shall so notify the Custodian in writing.
        If the Custodian is willing to render such services, the Custodian shall promptly notify the Trust in writing whereupon such portfolio shall be deemed to be a Portfolio hereunder. The Trust agrees to deliver to the Custodian all securities other than securities issued by the Trust (the "Portfolio Securities") and cash owned by the Trust for the account of each Portfolio, and all payments of income, payments of principal or capital distributions received by the Trust with respect to all securities owned by the Trust for the account of each Portfolio from time to time, and the cash consideration received by the Trust for Portfolio Shares which may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.

        3. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

        4. Except as specifically set forth in this Amendment, all provisions of the Agreement and the Schedules thereto remain in full force and effect.


        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                            AMERICAN INDEPENDENCE FUNDS TRUST


                                                By: ____________________________

                                                Title: _________________________



                                            INTRUST BANK, N. A.


                                                By: ____________________________

                                                Title: _________________________



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

                        SUPPLEMENT TO CUSTODIAN AGREEMENT
                                     BETWEEN
                        AMERICAN INDEPENDENCE FUNDS TRUST
                                       AND
                               INTRUST BANK, N. A.
                           AS AMENDED NOVEMBER 1, 2002

                            COMPENSATION OF CUSTODIAN

Custodian shall receive the following compensation based on assets held in the respective mutual funds for providing custodial services:



                            NAME OF FUND                                     COMPENSATION
                            ------------                                     ------------
American Independence Stock Fund                                      2 basis points
American Independence International Multi-Manager Stock Fund          2 basis points
American Independence UltraShort Bond Fund                            2 basis points
American Independence Intermediate Bond Fund                          2 basis points
American Independence Money Market Fund                               2 basis points
American Independence  Kansas Tax-Exempt Bond Fund                    2 basis points

NestEgg Capital Preservation Fund                                     2 basis points
NestEgg 2010 Fund                                                     2 basis points
NestEgg 2020 Fund                                                     2 basis points
NestEgg 2030 Fund                                                     2 basis points
NestEgg 2040 Fund                                                     2 basis points




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